Exhibit 21.1

Subsidiaries of Triumph Group, Inc.

Aircraft On Ground, Inc.
AOG Tank Tigers, Inc.
HT Parts, L.L.C.
MEP NAAS Holdco, Inc.
MEP NAAS, Inc.
NAAS Aircraft Services International Limited
Nu-Tech Brands, Inc.
Placas Termodinamicas, S.A. de C.V.
SBP Holdings Limited
Tank Devils Ltd.
Taurus Tanks, Inc.
The Mexmil Holding Company, LLC
The Triumph Group Operations, Inc.
Triumph (Beijing) Aviation Technology Co., Ltd.
Triumph Accessory Services - Grand Prairie, Inc.
Triumph Actuation Systems - Connecticut, LLC
Triumph Actuation Systems - Isle of Man, Ltd.
Triumph Actuation Systems - UK, Ltd.
Triumph Actuation Systems - Valencia, Inc.
Triumph Actuation Systems - Yakima, LLC
Triumph Actuation Systems, LLC
Triumph Aerospace Systems - Newport News, Inc.
Triumph Aerospace Systems Group - UK LTD
Triumph Aerospace Systems Group, LLC
Triumph Aerostructures - Tulsa, LLC
Triumph Aerostructures Holdings, LLC
Triumph Aerostructures Real Estate Investment Co., LLC
Triumph Aerostructures Vought Aircraft Technical Services (Chengdu) Co., Ltd.
Triumph Aerostructures, LLC
Triumph Aftermarket Services Group, LLC
Triumph Airborne Structures, LLC
Triumph Aviation Services - NAAS Division, Inc.
Triumph Aviation Services Asia, Ltd.
Triumph Aviations Inc.
Triumph (Beijing) Aviation Technology Co., Ltd.
Triumph Brands, Inc.
Triumph China Holdings, LLC
Triumph Composite Systems, Inc.
Triumph Controls (Europe) SAS
Triumph Controls - Germany GmbH
Triumph Controls - UK Ltd.
Triumph Controls France SAS
Triumph Controls, LLC
Triumph Engine Control Holdings, Inc.

Triumph Engine Control Systems, LLC
Triumph Engineered Solutions, Inc.
Triumph Engineering Services, Inc.
Triumph Fabrications - Fort Worth, Inc.
Triumph Fabrications - Hot Springs, LLC
Triumph Fabrications - Orangeburg, Inc.
Triumph Fabrications - San Diego, Inc.
Triumph Gear Systems - Macomb, Inc.
Triumph Gear Systems - Toronto ULC
Triumph Gear Systems, Inc.
Triumph Group - Mexico Inmobiliaria, S. de R.L. de C.V.
Triumph Group - Mexico, S. de R.L. de C.V.
Triumph Group Acquisition Corp.
Triumph Group Acquisition Financing, LLC
Triumph Group Acquisition Holdings, Inc.
Triumph Group Charitable Foundation
Triumph Group Holdings - Mexico, LLC
Triumph Group Holdings - UK, Ltd.
Triumph Group Investment - Mexico, LLC
Triumph Group Luxembourg Finance S.a.r.l.
Triumph Group Luxembourg Holding S.a.r.l.
Triumph Instruments - Burbank, Inc.
Triumph Instruments, Inc.
Triumph Insulation Systems - Germany GmbH
Triumph Insulation Systems, LLC
Triumph Integrated Aircraft Interiors Inmobiliaria, S. de R.L. de C.V.
Triumph Integrated Aircraft Interiors, Inc.
Triumph Interiors, LLC
Triumph Investment Holdings, Inc.
Triumph Metals Company
Triumph Precision Castings Co.
Triumph Processing - Embee Division, Inc.
Triumph Processing, Inc.
Triumph Real Estate - Mexico, LLC
Triumph Receivables, LLC
Triumph Structures (Thailand) Ltd.
Triumph Structures - East Texas, Inc.
Triumph Structures - Everett, Inc.
Triumph Structures - Farnborough, Ltd.
Triumph Structures - Kansas City, Inc.
Triumph Structures - Long Island, LLC
Triumph Structures - Los Angeles, Inc.
Triumph Structures - Wichita, Inc.
Triumph Structures International, Ltd
Triumph Thermal Systems, LLC
Triumph Turbine Services, Inc.

Usher Aviation Ireland Limited
VAC Industries, Inc.
Worldwide Staffing Solutions, LLC